UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 18th Ave South Ste. 200 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2024, the Board of Trustees (the “Board”) of Sterling Real Estate Trust (the “Trust’) appointed David E. Perkins, 42, as the Trust’s Vice President. Since January 2023, Mr. Perkins has served as Governor to Sterling Management, LLC (the “Advisor”), which is responsible for managing day-to-day affairs, overseeing capital projects, and identifying, acquiring, and disposing investments on behalf of the Trust. Mr. Perkins has extensive experience and expertise in the areas of commercial property ownership and management. Mr. Perkins spent the first five years of his career with Credit Suisse as a product controller managing revenue recognition and expense recoveries in the banks, mergers and acquisitions department.  Mr. Perkins received his Bachelor of Science degree in Finance from Minnesota State University Moorhead (now known as MSUM) and his Master of Business Administration from Wake Forest University in Winston Salem, North Carolina.  He also holds a real estate license in North Dakota, currently inactive.

Mr. Perkins is the nephew of Timothy Hunt, who is a member of the Board. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Perkins and the Trust that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: September 27, 2024
	By:	/s/ Megan E. Schreiner
Name: Megan E. Schreiner
Title: President